Exhibit 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), dated as of [MONTH DATE], 2019, is entered between Youdao, Inc., a company incorporated in the Cayman Islands (the “Company” and, together with its subsidiaries and consolidated affiliated entities, the “Youdao Group”) and [NAME] (the “Executive”).

WHEREAS, the Company and the Executive wish to enter into an employment agreement whereby the Executive will be employed by the Company in accordance with the terms and conditions stated below;

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE 1

EMPLOYMENT, DUTIES AND RESPONSIBILITIES

Section 1.01. Employment. The Executive shall serve as the [TITLE] of the Company. The Executive hereby accepts such employment and agrees to devote substantially all of the Executive’s time and efforts to promote the interests of the Youdao Group.

Section 1.02. Duties and Responsibilities. Subject to the supervision of and direction by the board of directors of the Company, the Executive shall perform such duties as are similar in nature to those duties and services customarily associated with the positions set forth above.

Section 1.03. Base of Operation. The Executive’s principal base of operation for the performance of his duties and responsibilities under this Agreement shall be the offices of the Youdao Group in Hangzhou and Beijing, the People’s Republic of China (the “PRC”), and at such other places as shall from time to time be reasonably necessary to fulfill the Executive’s obligations hereunder.

ARTICLE 2

TERM

Section 2.01. Term. (a) Subject to paragraph (c) of this Section 2.01 and other terms and conditions of this Agreement, the employment pursuant to this Agreement (the “Employment”) shall commence on [DATE] and shall have an indefinite duration, unless it is terminated pursuant to this Agreement or as mutually agreed by the parties hereto.

(b) The Executive represents and warrants to the Company that neither the execution and delivery of this Agreement nor the performance of the Executive’s duties hereunder violates or will violate the provisions of any other agreement to which the Executive is a party or by which the Executive is bound.

(c) [It is understood that an employment agreement or similar agreement has been entered into by and between a member of the Youdao Group on one hand and the Executive on the other hand (the “Operative Employment Agreement”), and both parties hereto agree that if the Operative Employment Agreement is terminated for any reasons pursuant to the terms therein, the Employment shall also be terminated unless mutually agreed by both parties.]

ARTICLE 3

COMPENSATION AND EXPENSES

Section 3.01. Salary, Remuneration and Benefits. The Executive’s salary, remuneration and benefits shall be determined by the Company and shall be specified in the Operative Employment Agreement or any other agreement between the Company or another member of the Youdao Group on one hand and the Executive on the other hand. The Executive’s salary, remuneration and benefits shall be reviewed by the board of directors (or its designated compensation committee) and/or the management of the Company in accordance with the relevant policies adopted by the Company from time to time.

Section 3.02 Expenses. The Company will reimburse the Executive for reasonable documented business-related expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder during the term of the Employment, subject, however, to the Company’s policies and guidelines relating to business-related expenses as in effect from time to time.

Section 3.03. Employee Benefit Plans. The Executive shall be entitled to participate during the term of the Employment in employee benefit plans, programs and arrangements of the Company as may be in effect from time to time, including, without limitation, any share incentive plan, comprehensive health insurance and retirement scheme, subject to the terms and provisions of such plan and the execution of the award agreement and other related agreements between the Company and the Executive, as well as the terms and conditions as set forth in the Operative Employment Agreement.

Section 3.04 Payer of Compensation. Subject to the terms and conditions as set forth in the Operative Employment Agreement, all compensation, salary, benefits and remuneration pursuant to this Agreement may be paid by the Company or any of its subsidiaries or affiliated entities, as decided by the Company in its sole discretion.

ARTICLE 4

EXCLUSIVITY, NON-COMPETE, NON-SOLICITATION, CONFIDENTIALITY, AND INTELLECTUAL PROPERTY

Section 4.01. Exclusivity. The Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. The Executive agrees that the Executive will devote substantially all of the Executive’s working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the term of the Employment. The Executive agrees that all of his activities as an employee of the Company shall be in conformity with all present and future policies, rules and regulations and directions of the Company not inconsistent with this Agreement and the Operative Employment Agreement.

Section 4.02. Non-compete, Non-solicitation and Confidentiality.

(a) Non-compete. The Executive agrees that during the term of the Employment and for the twelve (12) months following the termination for any reason of the Employment, unless otherwise agreed by the Company, he will not, and will cause its affiliates not to, directly or indirectly (whether as a controller, agent, director, employee, partner, shareholder, management or otherwise): (i) be employed or self-employed in, engage in or own or hold any interest in, or provide any consulting, technical and other services or any assistance to any Competing Businesses; (ii) invest in any Competing Businesses; (iii) establish an entity that engages in any Competing Businesses; or (iv) provide any services that competes with those provided by the Youdao Group to any former, current or prospective customers of the Youdao Group. As used herein, a “Competing Business” means any business that is substantially similar to, or is in direct or indirect competition or would potentially compete with, any businesses conducted by the Company or any member of the Youdao Group, including but are not limited to those conducted by the entities as specified in the Operative Employment Agreement or any other agreement between the Company or any other member of the Youdao Group on one hand and the Executive on the other hand. The Executive also agreed that, throughout the term of the Employment and at all times thereafter, he will not and will cause his affiliates not to engage in any conduct that would damage the reputation of the Youdao Group.

(b) Non-solicitation. The Executive agrees that he will not and will cause his affiliates not to, directly or indirectly, (i) employ or otherwise use the services provided by a current employee of a member of the Youdao Group, a person that has unilaterally terminated his employment with a member of the Youdao Group without undergoing proper departure procedures, or any former employee of a member of the Youdao Group who is subject to non-compete restrictions; (ii) during the term of the Employment and for the twelve (12) months following the termination for any reason of the Employment, solicit or attempt to solicit (a) any officer or employee of any member of the Youdao Group to terminate his employment with such member of the Youdao Group; or (b) a person who is a customer, supplier, agent, licensee, licensor of any member of the Youdao Group or any other person that has an actual or prospective business relation with any member of the Youdao Group to terminate its relationship with the Youdao Group or to alter such relationship in a manner adverse to the Youdao Group.

(c) Confidentiality. Throughout the term of the Employment and at all times thereafter, the Executive shall keep in strict confidence and not to use all non-public information relating to the technology, business, financial condition and other aspects of the Company, including but not limited to know-how, trade secrets, business methods, products, processes, procedures, development or experimental projects, plans, service providers, students, customers and users and such non-public information relating to the students, customers, users and suppliers of the Youdao Group, and, except as authorized by the Company, may not disclose or provide to any person, firm, corporation or entity such non-public information, and may not use such non-public information for any purpose other than to fulfill his responsibilities in the best interest of the Company. The Executive shall also comply with the Company’s corporate policies and any other agreements on confidentiality that the Executive may enter into with the Company or any other member of the Youdao Group. This provision and such other confidentiality policies and agreements are hereinafter collectively referred to as the “Confidentiality Terms.” The Executive shall comply with the Confidentiality Terms throughout the term of the Employment and at all times thereafter.

(d) Operative Employment Agreement. Both parties hereto acknowledge that the Executive shall continue to comply with the provisions relating to non-compete, non-solicitation and confidentiality in the Operative Employment Agreement or another agreement entered into between the Company or any other member of the Youdao Group on one hand and the Executive on the other hand.

Section 4.03. Transfer of Intellectual Property. The Executive hereby agrees to transfer to the Company or another member of the Youdao Group as designated by the Company all intellectual property rights in the works created during the Employment or other intellectual property rights deemed to be occupational works in accordance with applicable laws and regulations (the “Occupational Works”). The “intellectual property rights” as referred to in this section means all current and future intellectual property rights, including but not limited to patent rights, trademarks or copyrights in any country, whether registered or not. The Executive agrees that, throughout the course of the Employment and at all times thereafter, he shall execute necessary documents and take necessary action to implement the foregoing transfer of the Occupational Works. The Executive acknowledged that the Company shall, where permitted by applicable laws and regulations, hold all rights and interests in the Occupational Works, including any patent or copyrights. The Executive further agrees that, throughout the course of the Employment and at all times thereafter, the Executive and his heirs, assignees and representatives will, upon the Company’s requests, assign exclusively to the Company or another member of the Youdao Group as designated by the Company any right, title and interest in the Occupational Work and assist in the preparation and execution of all applications and instruments and carry out other tasks or procedures necessary in accordance with applicable laws and regulations for the Company or another member of the Youdao Group as designated by the Company to obtain and maintain the patent and other intellectual property right in any applicable jurisdictions and/or protecting the rights and interests of the Company or another member of the Youdao Group as designated by the Company in the Occupational Works.

ARTICLE 5

TERMINATION OF THE EMPLOYMENT

Section 5.01. Termination by Company. The Company shall have the right to terminate the Employment pursuant to the terms and conditions under the Operative Employment Agreement.

Section 5.02. Termination by the Executive. The Executive shall have the right to terminate the Employment at any time by giving a 30 days’ advance notice in writing pursuant to the terms and conditions under the Operative Employment Agreement.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Benefit Assignment; Assignment; Beneficiary. This Agreement shall inure to the benefit of and be binding upon the Company and its assigns. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive’s beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive’s estate.

Section 6.02. Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, national overnight courier, or email. In the case of the Company, to the office or email account of the Head of Human Resources; and in the case of the Executive, to the address or email account appearing on the employment records of the Company, from time to time. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

Section 6.03. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of the Executive’s employment with the Company and, subject to Section 4.02(d) of this Agreement, supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the employment of the Executive with the Company. For the avoidance of doubt, in case of any conflict between this Agreement and the Operative Employment Agreement as to the Executive’s compensation, the term of the Employment, and the Executive’s non-compete, confidentiality and non-solicitation obligations, the Operative Employment Agreement shall prevail. This Agreement may not be changed or modified except by an amendment in writing signed by both of the parties hereto.

Section 6.04. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

Section 6.05. Headings. The article and section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.06. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of Hong Kong Special Administration Region of the People’s Republic of China (“Hong Kong”).

Section 6.07. Agreement To Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

Section 6.08. Arbitration. Any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) for arbitration in accordance with HKIAC’s arbitration rules in effect at the time. The arbitral award is final and binding upon the parties thereto. The arbitration tribunal will consist of three arbitrators (one appointed by claimant, the second appointed by respondent and the third appointed by the first two arbitrators or the Chairman of HKIAC).The arbitration seat shall be in Hong Kong. The language of arbitration shall be English and Chinese.

Section 6.09. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

Section 6.10. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

Section 6.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 6.13. Withholding. All payments to the Executive hereunder shall be subject to withholding to the extent required by applicable law.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

YOUDAO, INC.

By:
Name:

Title:

EXECUTIVE

Name:

Title: